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                                                                   Exhibit 10.84



                              SETTLEMENT AGREEMENT

         This Settlement Agreement ("Agreement") is made and entered into as of the 27th day of March, 2001 (the "Effective Date") by and among Deere Park Capital, L.L.C., an Illinois limited liability company ("Deere Park"), DRS Realty Services, Inc., a Delaware corporation ("DRS"), Crown NorthCorp, Inc., a Delaware corporation ("Crown"), Kevin C. Donahue ("Donahue"), James F. Russell, II ("Russell"), and Sam Stern ("Stern") (collectively, Donahue, Russell and Stern are hereinafter collectively referred to as the "Principals").


                                R E C I T A L S:
                                ----------------

         A. The parties hereto entered into that certain Stock Redemption and Settlement Agreement dated February 4, 2000 (along with the exhibits thereto, the "Stock Redemption Agreement"). Pursuant to the Stock Redemption Agreement, DRS executed and delivered to Deere Park (i) a promissory note dated February 4, 2000 in the principal amount of $345,000 ("Term Note I"), and (ii) a promissory note dated February 4, 2000 in the principal amount of $20,000 ("Term Note II") (collectively, Term Note I and Term Note II are hereinafter referred to as the "Notes").

         B. As is further detailed in the Stock Redemption Agreement, the Principals executed a Guaranty dated February 4, 2000 pursuant to which they jointly and severally guaranteed, INTER ALIA, payment of all outstanding principal and interest under the Notes (the "Second Guaranty"). Also as further detailed in the Stock Redemption Agreement, Crown executed a Guaranty dated February 4, 2000 pursuant to which it guaranteed, INTER ALIA, payment of up to $170,000 of the outstanding principal and interest under the Notes (the "First Guaranty;" and collectively with the Second Guaranty, the "Guarantees").

         C. There is currently an aggregate of $370,152 of principal and interest outstanding under the Notes, consisting of $310,000 of principal under Term Note I, $40,152 of interest under Term Note I, and $20,000 of principal under Term Note II.

         D. Based on their alleged breach of certain obligations under the Stock Redemption Agreement, on January 19, 2001, Deere Park filed a lawsuit against DRS and the Principals in the Circuit of Cook County, Illinois, County Department, Law Division; such lawsuit is styled Deere Park Capital, L.L.C. v. DRS Realty Services, Kevin Donahue, Jim Russell and Sam Stern (the "Litigation").

         E. Deere Park has not instituted a lawsuit against Crown based on Crown's alleged breach of certain obligations under the Stock Redemption Agreement, but rather has entered into discussions with Crown regarding a settlement of the outstanding issues among the parties hereto.

         F. The Principals have asserted claims against Crown based on the purported breach by Crown of certain obligations owed by Crown to the Principals.

         G. The parties hereto desire to enter into this Agreement to resolve the issues among them.
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         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                               A G R E E M E N T:
                               ------------------

         1. PAYMENT BY PRINCIPALS TO DEERE PARK. Concurrently with the execution of this Agreement, in exchange for the releases provided pursuant to Sections 3 and 4 hereof, the Principals will pay to Deere Park the sum of Fifty Thousand Dollars ($50,000) in cash or immediately available funds in full and complete settlement and satisfaction of any and all obligations of DRS and the Principals under the Stock Redemption Agreement, the Notes or the Guarantees.

         2. CROWN NOTE. Concurrently with the execution of this Agreement, in exchange for the releases provided pursuant to Sections 3 and 4 hereof, Crown will execute and deliver to Deere Park a promissory note in the principal amount of $320,152 in the form attached hereto as EXHIBIT A (the "Crown Note") in full and complete settlement and satisfaction of any and all obligations of Crown under the Stock Redemption Agreement or the Guarantees.

         3. RELEASE BY DEERE PARK. Deere Park and its agents, servants, employees, officers, directors, shareholders, successors and assigns, hereby release and forever discharge the Principals, DRS, and Crown, and their respective, affiliates, agents, servants, employees, officers, directors, shareholders, successors, and assigns, and any persons associated with any of the foregoing, of and from any and all claims, causes of action, contracts, judgments, damages, and demands, known and unknown, of any kind and character whatsoever, which any of the foregoing now have or claim to have, or have had, against any of the foregoing parties, for any acts or omissions which occurred prior to the date hereof, including, without limitation, claims arising from the Stock Redemption Agreement; provided, however, that Deere Park does not release
(a) Crown from its obligations under the Crown Note, or (b) DRS, the Principals or Crown from their respective obligations under this Agreement. Deere Park hereby agrees to dismiss the Litigation with prejudice within three (3) business days after its receipt of the $50,000 payment contemplated by Section 1 hereof and originally-executed copies of all of the documentation contemplated hereby. Deere Park hereby additionally agrees, within the three-day period provided in the preceding sentence, to return the original, executed Notes and Guarantees to the parties that executed them.

         4. RELEASE BY DRS AND THE PRINCIPALS. DRS and the Principals, and their respective agents, servants, employees, officers, directors, shareholders, successors and assigns, hereby release and forever discharge Deere Park and Crown, and their respective, affiliates, agents, servants, employees, officers, directors, shareholders, successors, and assigns, and any persons associated with any of the foregoing, of and from any and all claims, causes of action, contracts, judgments, damages, and demands, known and unknown, of any kind and character whatsoever, which any of the foregoing now have or claim to have, or have had, against any of the foregoing parties, for any acts or omissions which occurred prior to the date hereof; provided, however, that DRS and the Principals do not release any of the other parties hereto from their obligations under this Agreement.




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         5. RELEASE BY CROWN. Crown and its agents, servants, employees, officers, directors, shareholders, successors and assigns, hereby release and forever discharge the Principals, DRS, and Deere Park, and their respective, affiliates, agents, servants, employees, officers, directors, shareholders, successors, and assigns, and any persons associated with any of the foregoing, of and from any and all claims, causes of action, contracts, judgments, damages, and demands, known and unknown, of any kind and character whatsoever, which any of the foregoing now have or claim to have, or have had, against any of the foregoing parties, for any acts or omissions which occurred prior to the date hereof; provided, however, that Crown does not release any of the other parties hereto from their obligations under this Agreement.

         6. STOCK REDEMPTION AGREEMENT. In consideration of the payments, deliveries and releases set forth in Sections 1 through 5 above, the parties hereto understand and agree that the Stock Redemption Agreement is of no further force or effect as of the Effective Date.

         7. MISCELLANEOUS.

            (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties hereto and their successors and assigns any right, remedy or claim under or by reason of this Agreement.

            (b) ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including the exhibit hereto) contains the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersedes all prior agreements, understandings or letters of intent between the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

            (c) INTERPRETATION. Headings to sections herein are inserted for convenience of reference only and are not intended to affect the interpretation of this Agreement.

            (d) PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

            (e) EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement
                may be executed in counterparts, each of which shall be considered an original instrument, but both of which together shall be considered one and the



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                same agreement, and shall become binding when both counterparts have been signed by each of the parties hereto and delivered to each party hereto. Facsimile copies of the signature page hereof shall be deemed originals.

            (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois. Any litigation between the parties which arises out of this Agreement shall be instituted and prosecuted only in the appropriate state or federal court or other tribunal situated in the County of Cook, and the State of Illinois. Each party hereto hereby submits to the exclusive jurisdiction of such courts and tribunals for purposes of any such action and the enforcement of any judgment or order arising therefrom. Each party hereto hereby waives any right to a change of venue and any and all objections to the jurisdiction of the state and federal courts and other tribunals located in the County of Cook, and the State of Illinois.

         IN WITNESS WHEREOF, the parties hereto have made and entered in this Agreement as of the date first written above.

DEERE PARK CAPITAL, L.L.C.                    DRS REALTY SERVICES, INC.


By:  /s/ David Morris                         By:  /s/ Sam Stern
    ---------------------------------------       ------------------------------
Its: President                                Its: Executive Vice President
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CROWN NORTHCORP, INC.


By:  /s/ Stephen W. Brown                     /s/ Kevin C. Donahue
    ----------------------------------------  ----------------------------------
Its: Secretary                                KEVIN C. DONAHUE
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/s/ James F. Russell, II                      /s/ Sam Stern
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JAMES F. RUSSELL, II                          SAM STERN




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